Exhibit 10.1

WAIVER AND CONSENT UNDER

LOAN AND SECURITY AGREEMENT

THIS WAIVER AND CONSENT UNDER LOAN AND SECURITY AGREEMENT (this “Waiver”) is made and entered into as of January 20, 2003, between and among, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation (the “Lender”), and RMH TELESERVICES, INC., a Pennsylvania corporation (the “Borrower”).

WITNESSETH:

WHEREAS, on September 4, 2002, the Borrower and the Lender entered into that certain Loan and Security Agreement (as amended by that certain First Amendment dated as of November 4, 2002, and as may be further amended, supplemented or modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower desires to sell a number of its Accounts with respect to which MCI (as defined in the Loan Agreement) is the Account Debtor (collectively, the “Applicable MCI Accounts”) in an aggregate face value of $3,285,091.05 pursuant to the Assignment of Claim by and between RMH and Longacre Master Fund, Ltd. dated as of January 20, 2003 (such transaction to be hereinafter referred to as the “Sale of MCI Accounts”);

WHEREAS, absent a waiver from the Lender, the proposed Sale of MCI Accounts would violate Section 7.4 of the Loan Agreement (the “MCI Sale Default”);

WHEREAS, the Borrower has requested, and the Lender has agreed, to waive the MCI Sale Default and to release its security interest in the Applicable MCI Accounts, subject to the terms and conditions herein;

WHEREAS, pursuant to Section 6.3(b) of the Loan Agreement, the Borrower was required to deliver to the Lender, on or before December 30, 2002, audited financial statements of the Borrower and its Subsidiaries for the fiscal year ended September 30, 2002, and a certification from the accountants performing the audit on such financial statements relating to the existence of defaults or events of default under Section 7.20 of the Loan Agreement (collectively, the “Applicable Financials”);

WHEREAS, the Borrower has not yet delivered the Applicable Financials to the Lender and accordingly, the Borrower has breached the provisions of Section 6.3(b) of the Loan Agreement; and

WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms and conditions herein, to waive the Financial Statements Default until January 31, 2003 (the “Extended Date”).

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2. Waiver. Subject to the satisfaction of each of the conditions precedent set forth in Section 4 hereof, the Lender hereby:

(a) waives the Borrower’s compliance with Section 7.4 of the Loan Agreement solely insofar as such provision would prohibit the Borrower from entering into the proposed Sale of MCI Accounts;

(b) consents to the release of, and hereby releases, the security interest granted pursuant to the Loan Agreement by the Borrower to the Lender in the Applicable MCI Accounts (it being understood and agreed that this Waiver shall in no way effect any release of any security interest in any Collateral other than the Applicable MCI Accounts); and

(c) subject to compliance with Section 5, waives the Financial Statement Default, provided that the Applicable Financials are delivered by the Extended Date.

Section 3. Representations and Warranties. In order to induce the Lender to enter into this Waiver, the Borrower hereby represents and warrants that:

3.01 No Default. At and as of the date of this Waiver, and at and as of the Effective Date, and both prior to and after giving effect to this Waiver, and after giving effect to the Sale of MCI Accounts, no Default or Event of Default exists.

3.02 Representations and Warranties True and Correct. At and as of the date of this Waiver and at and as of the Effective Date and both prior to and after giving effect to this Waiver, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

3.03 Corporate Power, Etc. The Borrower (a) has all requisite corporate power and authority to execute and deliver this Waiver and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Waiver and the consummation of the transactions contemplated hereby.

3.04 Binding Effect. This Waiver has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions. This Waiver and the effectiveness of the waiver, consent and release set forth in Section 2 hereof shall be effective as of January 20, 2003 (the “Effective Date”), upon the fulfillment by the Borrower, in a manner satisfactory to the Lender, of all of the following conditions precedent set forth in this Section 4:

4.01 Execution of the Waiver. Each of the parties hereto shall have executed an original counterpart of this Waiver and shall have delivered (including by way of facsimile transmission) the same to the Lender.

4.02 Use of Proceeds. All net cash proceeds received by the Borrower from the Sale of MCI Accounts shall have been remitted to the Lender’s Account.

4.03 Amount of Proceeds. The aggregate amount of net cash proceeds received by the Borrower from the Sale of MCI Accounts shall equal or exceed $1,314,036.42.

4.04 Due Authorization. The Sale of MCI Accounts and all transactions contemplated thereby have been duly authorized by all required parties.

4.05 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.06 Fees and Expenses of Lender. As of the Effective Date, the Borrower shall have paid any and all outstanding fees and expenses of the Lender then due and owing pursuant to any Loan Document.

Section 5. Covenants.

(a) The Borrower agrees that on or before the Extended Date, it shall deliver to the Lender the Applicable Financials and such Applicable Financials shall comply with the terms of Section 6.3(b) of the Loan Agreement (except for the date of required delivery). Failure to deliver the Applicable Financials on or before the Extended Date is not waived by this Waiver.

(b) The Borrower shall file its annual report on Form 10-K for the fiscal year ended September 30, 2002 on or before the Extended Date.

Section 6. Miscellaneous.

6.01 Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.02 No Waiver. This Waiver is limited as specified and the execution, delivery and effectiveness of this Waiver shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. The Lender hereby reserves all of the rights and remedies of the

Lender arising as a result of any Default or Event of Default under the Loan Documents that is not expressly subject to this Waiver.

6.03 Governing Law. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.04 Severability. The provisions of this Waiver are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Waiver in any jurisdiction.

6.05 Counterparts. This Waiver may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

6.06 Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

6.07 Binding Effect; Assignment. This Waiver shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the rights and obligations of the Borrower under this Waiver shall not be assigned or delegated without the prior written consent of the Lender.

6.08 Expenses. The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Waiver and any document required to be furnished herewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: RMH TELESERVICES, INC.

By:	/s/ Scot Brunke
Name: Scot Brunke Title: Chief Financial Officer

LENDER: FOOTHILL CAPITAL CORPORATION

By:	/s/ Andrew I. Furlong III
Name: Andrew I. Furlong III Title: Vice President

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